UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 01, 2022

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 1, 2022, VOXX International Corporation (“the Company”) entered into amendments to its employment agreements with each of Mr. Lavelle, CEO; Mr. Charles M. Stoehr, Senior V.P. and CFO; Ms. Loriann Shelton, Senior V.P. and COO; T. Paul Jacobs, President and CEO Klipsch Group, Inc.; Ian Geise, President, VOXX Accessories Corp.; and Oscar Bernardo, COO Klipsch Group, Inc. The amendments were entered into in conformity with the Company’s cost savings actions. The following description of each of the amendments to the employment agreements does not purport to be a complete statement of the parties’ rights and obligations under the respective amendments and is qualified in its entirety by reference to the amendments which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended August 31, 2022.

(i) Mr. Lavelle has entered into an amendment effective September 1, 2022 to his employment agreement dated July

8, 2019 as previously amended (the “Lavelle Employment Agreement”) which provides for a 20% reduction in his Base Salary. Section 3a of the Lavelle Employment Agreement was amended to reduce the Executive’s Base Salary from $1,000,000 (the “Original Base Salary”) to $800,000 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company in consultation with the Company’s Board of Directors determines that it is financially prudent and in the best interest of the Company to restore the Reduced Base Salary to the Original Base Salary.

(ii) Mr. Stoehr has entered into an amendment effective September 1, 2022 to his employment agreement dated July

8, 2019 as previously amended (the “Stoehr Employment Agreement”) which provides for a 20% reduction in his Base Salary. Section 3a of the Stoehr Employment Agreement was amended to reduce the Executive’s Base Salary from $400,000 (the “Original Base Salary”) to $320,000 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Reduced Base Salary to the Original Base Salary.

(iii) Ms. Shelton has entered into an amendment effective September 1, 2022 to her employment agreement dated

July 8, 2019 as previously amended (the “Shelton Employment Agreement”) which provides for a 20% reduction in her Base Salary. Section 3a of the Shelton Employment Agreement was amended to reduce the Executive’s Base Salary from $450,000 (the “Original Base Salary”) to $360,000 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Reduced Base Salary to the Original Base Salary.

(iv) Mr. Jacobs has entered into an amendment effective September 1, 2022 to his employment agreement dated

February 3, 2011 as previously amended (the “Jacobs Employment Agreement”) which provides for a 20% reduction in his Base Salary. Section 3a of the Jacobs Employment Agreement was amended to reduce the Executive’s Base Salary from $500,000 (the “Original Base Salary”) to $400,000 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Original Base Salary.

(v) Mr. Geise has entered into an amendment effective September 1, 2022 to his employment agreement dated

March 1, 2016 as previously amended (the “Geise Employment Agreement”) which provides for a 20% reduction in his Base Salary. Section 3a of the Geise Employment Agreement was amended to reduce the Executive’s Base Salary from $337,000 (the “Original Base Salary”) to $269,600 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Original Base Salary.

(vi) Mr. Bernardo has entered into an amendment effective September 1, 2022 to his employment agreement dated

August 8, 2006, as previously amended (the “Bernardo Employment Agreement”) which provides for a 20% reduction in his Base Salary. Section 2.1 of the Bernardo Employment Agreement was amended to reduce the Executive’s Base Salary from CAD $425,000 (the “Original Base Salary”) to CAD $340,000 (the “Reduced Base Salary”). Such reduction shall remain in place until such time as the Chief Executive Officer of the Company determines that it is financially prudent and in the best interest of the Company to restore the Original Base Salary.

A copy of each of the Amendments will be attached as an Exhibit to the Company’s Form 10-Q for the fiscal quarter ended August 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	September 8, 2022	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President Chief Financial Officer